Exhibit 10.1

FRESENIUS MEDICAL CARE US FINANCE III, INC.

as Issuer

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FRESENIUS MEDICAL CARE AG & Co. KGaA

and

FRESENIUS MEDICAL CARE HOLDINGS, INC.

as Guarantors

INDENTURE

DATED AS OF MAY 18, 2021

with respect to the issuance of

$850,000,000 1.875% NOTES DUE 2026

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-ii-

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EXHIBITS
Exhibit A	-	Form of Note
Exhibit B	-	Form of Transfer Certificate for Transfer from Rule 144A Global Note to Regulation S Global Note
Exhibit C	-	Form of Transfer Certificate for Transfer from Regulation S Global Note to Rule 144A Global Note

NOTE:This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE dated as of May 18, 2021, among FRESENIUS MEDICAL CARE US FINANCE III, INC., a Delaware corporation (the “Issuer”), as Issuer, FRESENIUS MEDICAL CARE AG & Co. KGaA, a partnership limited by shares (Kommanditgesellschaft auf Aktien) organized under the laws of the Federal Republic of Germany (the “Company”) and FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation (“FMCH” and, together with the Company, the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee (the “Trustee”).

The Issuer has duly authorized the creation and issuance of its 1.875% Notes due 2026. The Notes consist of (i) $850,000,000 aggregate principal amount of notes issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes (as defined herein) that may be issued on any Issue Date (all such notes referred to in clauses (i) and (ii) being referred to as the “Notes”); and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. The Notes will be guaranteed (the “Note Guarantee”) on a senior unsecured basis by each Guarantor. Each of the Issuer and the Guarantors has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered by the Trustee hereunder, the valid obligations of the Issuer and the valid obligation of each Guarantor and to make this Indenture a valid agreement of the Issuer and each Guarantor, have been done.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1Definitions. As used in this Indenture, the following terms shall have the following meanings:

“Accounting Principles” means IFRS or any other accounting standards which are generally acceptable in the jurisdiction of organization of the Company, approved by the relevant regulatory or other accounting bodies in that jurisdiction and internationally generally acceptable and as in effect from time to time.

“Additional Amounts” shall have the meaning set forth in Section 4.12.

“Additional Notes” means additional 1.875% Notes due 2026.

“Additional Taxing Jurisdiction” shall have the meaning set forth in Section 4.12.

“Affiliate” of any specified Person means:

(1)any other Person, directly or indirectly, controlling or controlled by, or

(2)under direct or indirect common control with such specified Person.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Paying Agent, any Registrar, the transfer agent, the Authenticating Agent, any co-Registrar or the Calculation Agent, and each of their permitted successors and assigns.

“Agent Members” shall have the meaning set forth in Section 2.16.

“Authenticating Agent” shall have the meaning set forth in Section 2.2.

“Bankruptcy Law” means (i) for purposes of the Company or any Material Subsidiary organized under the laws of the Federal Republic of Germany, any bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application (including, without limitation, the German Insolvency Code (“Insolvenzordnung”) and (ii) for purposes of the Issuer and FMCH, or the Trustee, Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, with respect to the Issuer or any Guarantor, as the case may be, the Board of Directors (or other body performing functions similar to any of those performed by a Board of Directors including those performed, in the case of a German stock corporation, by the management board or, in the case of a KGaA, by the General Partner) of such Person or any committee thereof duly authorized to act on behalf of such Board (or other body).

“Board Resolution” means, with respect to the Issuer or a Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary or a member of the Board of Directors or Management Board of the Issuer or such Guarantor to have been duly adopted by the Board of Directors or the Management Board, or such committee of the Board of Directors or the Management Board or officers of the Issuer or such Guarantor to which authority to act on behalf of the Board of Directors or the Management Board has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee by the Issuer or the Guarantor, as the case may be, and the Trustee shall be entitled to rely on such certification as conclusive evidence thereof.

“Business Day” means any day other than:

(1)a Saturday or Sunday,

(2)a day on which banking institutions in New York City, Frankfurt am Main or the jurisdiction of organization of the Issuer or of the office of a Paying Agent (other than the Trustee) are authorized or required by law or executive order to remain closed, or

(3)a day on which the relevant Corporate Trust Office of the Trustee is closed for business.

"Calculation Agent" shall have the meaning set forth in Section 3.1(a).

“Capital Market Indebtedness” means any obligation for the payment of borrowed money which is evidenced by a certificate of indebtedness (Schuldscheindarlehen) or which is represented by any bond or debt security with an original maturity of more than one year which is, or is intended to be, or is capable of being listed or traded on a stock exchange or other recognized securities market.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of one or more of the following events:

(1)so long as the Company is organized as a KGaA, if the General Partner of the Company charged with the management of the Company shall at any time fail to be Fresenius SE or a Subsidiary of Fresenius SE, or if Fresenius SE shall fail at any time to own or control, directly or indirectly, more than 25% of the capital stock with ordinary voting power in the Company;

(2)if the Company is no longer organized as a KGaA, any event the result of which is that (A) any person or group (a “Relevant Person” or “Relevant Persons”) acting in concert (as defined in § 30 (2) of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz)) or any person or group acting on behalf of any such Relevant Person or Relevant Persons, other than a Permitted Holder, is or becomes the direct or indirect legal or beneficial owner of, or of any legal or beneficial entitlement (as defined in § 34 of the German Securities Trading Act (Wertpapierhandelsgesetz)) to, in the aggregate, more than 50% of the voting shares of the Company; or

(3)any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (held directly or indirectly) to any Relevant Person other than a Permitted Holder, or any person or group acting on behalf of any such Relevant Person or Relevant Persons.

“Change of Control Triggering Event” means the occurrence of a Change of Control and a Ratings Decline.

“Closing Date” means the date of this Indenture.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof for purposes of surrender for registration or transfer or exchange or for presentation for payment or repurchase only is located at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Fresenius Medical Care US Finance III, Inc., and for all other purposes is located at CityPlace I, 185 Asylum Street, 27th floor, Hartford, Connecticut 06103, United States of America, Attention: Fresenius Medical Care US Finance III, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” shall have the meaning set forth in Section 8.3.

“Credit Facility” means the credit agreement entered into as of October 30, 2012 among, inter alia, the Company and Fresenius Medical Care Holdings, Inc., as borrowers and guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents named therein, as amended, modified, extended, renewed, supplemented, refunded, replaced, restated or refinanced from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestration or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined herein).

“Default Interest Payment Date” shall have the meaning set forth in Section 2.13.

“Defeasance Trust” shall have the meaning set forth in Section 8.4.

“Definitive Notes” means Notes in definitive registered form substantially in the form of Exhibit A.

“Depositary” or “DTC” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which Person must be a depositary registered under the Exchange Act.

“Designated Government Obligations” means direct non-callable and non-redeemable U.S. Dollar-denominated obligations (in each case, with respect to the issuer thereof) issued by any state that is, as of the Issue Date, a member of the European Union, or by the United States of America (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is secured by the full faith and credit of the applicable member state or of the United States of America, as the case may be.

“EBITDA” means operating income plus depreciation, amortization and impairment losses and is derived from the operating income determined in accordance with IFRS for the most recently ended four full fiscal quarters for which internal financial statements are available.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FATCA” means any United States federal tax imposed pursuant to (i) sections 1471 to 1474 of the Code, as of the Issue Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any regulations promulgated thereunder or official interpretations thereof, (ii) any agreement entered into pursuant to Section 1471(b) of the Code, as of the Issue Date (or any amended or successor version described above), or (iii) any treaty, law or regulation of any other jurisdiction relating to an intergovernmental agreement between the United States and such other jurisdiction, in either case implementing any law or regulation referred to in the preceding clause (i).

“Finance Subsidiary” means any Wholly Owned Subsidiary of the Company created for the purpose of issuing evidences of indebtedness or guaranteeing indebtedness and which is subject to similar restrictions on its activities as the Issuer.

“Fitch” means Fitch Ratings, Inc. and its subsidiaries and successors.

“FMCH” means Fresenius Medical Care Holdings, Inc.

“Fresenius Medical Care Group” means the Company and its Subsidiaries on a consolidated basis.

“Fresenius SE” means Fresenius SE & Co. KGaA, a partnership limited by shares (Kommanditgesellschaft auf Aktien).

“General Partner” means Fresenius Medical Care Management AG, a German stock corporation, including its successors and assigns and other Persons, in each case who serve as the general partner (persönlich haftender Gesellschafter) of the Company from time to time.

“Global Legend” shall have the meaning set forth in Section 2.6.

“Global Notes” shall mean Notes in registered global form substantially in the form of Exhibit A.

“Guarantor” means each of the Company and FMCH and any successor or additional Guarantor, unless released from its obligations under its Note Guarantee in accordance with the terms of this Indenture.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means international financial reporting standards and interpretations issued by the International Accounting Standards Board and adopted by the European Union, as in effect from time to time.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Initial Notes” shall have the meaning set forth in the preamble to this Indenture.

“Investment Grade” means a rating of (i) BBB- or higher by S&P, (ii) Baa3 or higher by Moody’s and (iii) BBB- or higher by Fitch, or the equivalent of such ratings by S&P, Moody’s or Fitch and the equivalent in respect of rating categories of any Rating Agencies substituted for S&P, Moody’s or Fitch.

“Issue Date” means May 18, 2021.

“Issuer” means Fresenius Medical Care US Finance III, Inc. until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Issuer Order” means a written order or request signed in the name of the Issuer by a Responsible Officer of the Issuer and delivered to the Trustee by the Issuer.

“KGaA” means a German partnership limited by shares (Kommanditgesellschaft auf Aktien).

“Legal Defeasance” shall have the meaning set forth in Section 8.2.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Subsidiary” means any Subsidiary of Fresenius Medical Care AG & Co. KGaA which:

(1)has unconsolidated EBITDA representing 5% or more of the EBITDA of the Fresenius Medical Care Group on a consolidated basis; or

(2) has unconsolidated gross assets representing 5% or more of the gross assets of the Fresenius Medical Care Group on a consolidated basis,

in each case as determined by reference to the latest audited annual financial statements prepared in accordance with IFRS.

“Maturity Date” means December 1, 2026.

“Moody’s” means Moody’s Investors Service, Inc. and its subsidiaries and successors.

“Note Guarantee” means the guarantee by a Guarantor of the Issuer’s obligations under the Notes.

“Notes” shall have the meaning set forth in the preamble of this Indenture.

“Offering Memorandum” means that certain Offering Memorandum dated May 12, 2021 relating to the Initial Notes.

“Officers’ Certificate” means a certificate signed by two Responsible Officers of the Issuer or of any Guarantor.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, a Guarantor or the Trustee.

“Paying Agent” shall have the meaning set forth in Section 2.3.

“Permitted Holders” means Fresenius SE and any of its Affiliates, as long as and to the extent Fresenius SE or the relevant Affiliate(s) is or are not acting in concert with, or on behalf of, a Relevant Person or Relevant Persons.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Private Placement Legend” means the legend set forth in Section 2.7(f).

“Rating Agencies” means:

(1)S&P,

(2)Moody’s, and

(3)Fitch, or

(4)if S&P, Moody’s or Fitch or all three shall not make a rating of the Notes publicly available, despite the Company using its commercially reasonable efforts to obtain such a rating, another reputable securities rating agency or agencies, as the case may be, having equivalent international standing selected by the Company, which shall be substituted for S&P, Moody’s, Fitch or all three, as the case may be.

“Rating Category” means:

(1)with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories),

(2)with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories),

(3)with respect to Fitch, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); and

(4)the equivalent of any such category of S&P, Moody’s or Fitch used by another rating agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within rating categories (+ and - for S&P, 1, 2 and 3 for Moody’s, + and - for Fitch; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB to BB-, which constitute a decrease of one gradation).

“Ratings Decline” means that if (a), at the time of the occurrence of a Change of Control, the Notes (i) have been rated Investment Grade by at least two Rating Agencies and such rating is, within 120 days from such time, either downgraded to a non-Investment Grade rating or withdrawn by at least two Rating Agencies and is not within such 120-day period subsequently (in the case of a downgrade) upgraded to Investment Grade by two of the three Rating Agencies, or (in the case of withdrawal) replaced by an Investment Grade rating from any other Rating Agency or Rating Agencies; or (ii) rated below Investment Grade and such rating from any Rating Agency is, within 120 days from such time, downgraded by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) and is not within such 120-day period subsequently upgraded to its earlier credit rating or better by such Rating Agency; provided that if at the time of the occurrence of a Change of Control the Notes carry an Investment Grade rating of only one Rating Agency, it shall be sufficient if the requirements under clause (i) are met with respect to such Rating Agency; and (b) in making any of the decisions referred to above, the relevant Rating Agency announces publicly or confirms in writing to the Company that its decision resulted, in whole or in part, from the occurrence of the Change of Control; provided, however, that, no Ratings Decline will occur if at the end of the 120-day period the Notes have been rated by at least two Rating Agencies it has solicited, Investment Grade.

“Record Date” means the Record Dates specified in the Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 8 or Paragraph 10 of the Notes.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Notes.

“Registrar” shall have the meaning set forth in Section 2.3.

“Regulation S” means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Regulation S Global Note” shall have the meaning set forth in Section 2.1.

“Regulation S Notes” shall have the meaning set forth in Section 2.1.

“Relevant Taxing Jurisdiction” shall have the meaning set forth in Paragraph 2 of the Notes.

“Responsible Officer” means, in the case of the Issuer or FMCH or any Subsidiary, the chief executive officer, president, chief financial officer, senior vice president–Global Treasury and Corporate Finance, treasurer, assistant treasurer, managing director, management board member or director of a company (or in the case of the Company, a Responsible Officer of its General Partner, other managing entity or other Person authorized to act on its behalf, and if such Person is also a partnership, limited liability company or similarly organized entity, a Responsible Officer of the entity that may be authorized to act on behalf of such Person).

“Restricted Period” shall have the meaning set forth in Section 2.7(b) hereof.

“Rule 144” means Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A” means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A Global Note” shall have the meaning set forth in Section 2.1 hereof.

“Rule 144A Notes” shall have the meaning set forth in Section 2.1 hereof.

“SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Security Interest” means any mortgage, land charge, lien or any other security right in rem (dingliches Sicherungsrecht).

“Securities Act” means the U.S. Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

“S&P” means S&P Global Ratings and its subsidiaries and successors.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity whose results of operations are consolidated in accordance with the Accounting Principles with those of:

(1)such Person;

(2)such Person and one or more Subsidiaries of such Person; or

(3)one or more Subsidiaries of such Person.

Unless otherwise provided, all references to a Subsidiary shall be a Subsidiary of the Company.

“Successor” shall have the meaning set forth in Section 5.3.

“Surviving Person” means, with respect to any Person involved in any merger, consolidation or other business combination or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets, the Person formed by or surviving such transaction or the Person to which such disposition is made.

“Tax Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 9 of the Notes.

“Taxes” shall have the meaning set forth in Paragraph 2 of the Notes.

“Treasury Rate” means, with respect to a Redemption Date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the Stated Maturity date of the Notes; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means any officer of the Trustee (or any successor of the Trustee), including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than its parent or a Subsidiary of its parent) is owned by the Company or by one or more Wholly Owned Subsidiaries, or by the Company and one or more Wholly Owned Subsidiaries.

SECTION 1.2Rules of Construction. Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with Accounting Principles;

(c)“or” is not exclusive;

(d)words in the singular include the plural, and words in the plural include the singular;

(e)provisions apply to successive events and transactions; and

(f)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE NOTES

SECTION 2.1Form and Dating. The Notes and the Trustee’s certificate of authentication thereof, shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them not inconsistent with the terms of this Indenture. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors, the Trustee, the Registrar and the Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Global Notes. Definitive Notes will be issued in exchange for Global Notes only in accordance with Section 2.6(a).

As long as the Notes are in global form, the Paying Agent (in lieu of the Trustee) shall be responsible for:

(1)paying sums due on the Global Notes; and

(2)arranging on behalf of and at the expense of the Issuer for notices to be communicated to Holders in accordance with the terms of this Indenture.

Each reference in this Indenture to the performance of duties set forth in clauses (1) and (2) above by the Trustee includes performance of such duties by the Paying Agent.

Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued as one or more global notes, in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with the Global Legend and such other applicable legends as are provided in Section 2.7(f)(ii), except as otherwise permitted herein, and shall be referred to collectively herein as the “Regulation S Global Note.” The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all the information required hereunder), as hereinafter provided (or by the issue of a further Regulation S Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Note or in consequence of the issue of Definitive Notes or Additional Notes in the form of Regulation S Global Notes, as hereinafter provided. The Regulation S Global Note and all other Notes that are not Rule 144A Notes shall collectively be referred to herein as the “Regulation S Notes.”

Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued as one or more global notes in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with the Global Legend and such other applicable legends as are provided in Section 2.7(f)(ii), except as otherwise permitted herein, and shall be referred to collectively herein as the “Rule 144A Global Note.” The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of a further Rule 144A Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Note, or in consequence of the issue of Definitive Notes or Additional Rule 144A Global Notes, as hereinafter provided. The Rule 144A Global Note and all other Notes (excluding interests in Rule 144A Global Notes which are transferred in accordance with Section 2.7(a) hereunder), if any, evidencing the debt, or any portion of the debt, initially evidenced by such Rule 144A Global Note, shall collectively be referred to herein as the “Rule 144A Notes.”

SECTION 2.2Execution and Authentication. One Responsible Officer of or one Person duly authorized by all requisite corporate actions by the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

If a Responsible Officer whose signature is on a Note was a Responsible Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. The Trustee shall be entitled to rely on such signature as authentic and shall be under no obligation to make any investigation in relation thereto.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Except as otherwise provided herein, the aggregate principal amount of Notes which may be outstanding at any time under this Indenture is not limited in amount. Upon receipt of an Issuer Order, the Trustee shall authenticate such Notes, which shall consist of (i) Initial Notes for original issue on the Closing Date in an aggregate principal amount not to exceed $850,000,000 and (ii) Additional Notes from time to time for issuance after the Issue Date to the extent otherwise permitted hereunder, in each case upon receipt of an Issuer Order. Additional Notes will be treated as a single class for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase (provided that, if any Additional Notes are not fungible with existing Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number and other identifying numbers, if any). Such Issuer Order shall specify the aggregate principal amount of Notes to be authenticated, the type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Initial Notes or Additional Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel in a form reasonably satisfactory to the Trustee stating that the form and terms thereof have been established in conformity with the provisions of this Indenture, do not give rise to a Default and that the issuance of such Notes has been duly authorized by the Issuer. Upon receipt of an Issuer Order, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Notes shall be issuable only in denominations of $150,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.3Registrar and Paying Agent. The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Notes may be presented for payment (“Paying Agent”) and (iii) upon issuance of Definitive Notes, an office or agency where Definitive Notes may be presented for payment to the Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer, the Company or any of its Subsidiaries may act as Paying Agent or Registrar to the extent permitted under applicable laws or regulations.

The Issuer shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Notes that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6 hereof.

The Issuer initially appoints the Trustee to act as the Registrar, Paying Agent, and Calculation Agent. In acting under this Indenture and in connection with the Notes, the Paying Agent, the Registrar and the Calculation Agent shall act solely as an agent of the Issuer, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder, except as expressly provided in this Indenture.

SECTION 2.4Paying Agent To Hold Assets in Trust. The Issuer shall require the Paying Agent to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, Additional Amounts, if any, premium, if any, or interest on, the Notes, and shall promptly notify the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets distributed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent pursuant to this Section 2.4, the Paying Agent shall have no further liability for such assets.

SECTION 2.5List of Holders. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee within two Business Days after each Record Date as of such Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.6Book-Entry Provisions for Global Notes. The Global Notes initially shall (i) be deposited with and registered in the name of DTC or its nominee, (ii) be delivered to DTC or its custodian and (iii) bear the following legend (the “Global Legend”):

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE EXCEPT IN THE LIMITED

CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(a)Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another successor of DTC or a nominee of such successor. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of DTC and the provisions of Section 2.7. All Global Notes shall be exchanged by the Issuer (and upon receipt of an Issuer Order, with authentication by the Trustee) for one or more Definitive Notes, if (a) if DTC notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Note, or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a qualified successor depositary is not appointed by the Issuer within 120 days, (b) DTC so requests following an Event of Default hereunder or (c) if the beneficial owner of an interest in the Global Note requests such exchange in writing delivered through DTC following an Event of Default. If an Event of Default occurs and is continuing, the Issuer shall, at the written request delivered through DTC, exchange all or part of a Global Note for one or more Definitive Notes (and upon receipt of an Issuer Order, with authentication by the Trustee); provided, however, that the principal amount of such Definitive Notes and such Global Note after such exchange shall be $150,000 or integral multiples of $1,000 in excess thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Registrar for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the Holder thereof to the Paying Agent who together with the Trustee, following such surrender, shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged and shall thereafter return such Global Note to such Holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(a).

(b)In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to Section 2.6(a), the Global Notes shall be deemed to be surrendered to the Paying Agent for cancellation, and the Issuer shall execute, and the Trustee shall upon written instructions from the Issuer authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(c)Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.6(a) shall, except as otherwise provided by Section 2.7, bear the Private Placement Legend together with the following legend (the “Definitive Note Legend”):

“THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO”.

SECTION 2.7Registration of Transfer and Exchange. Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

(a)If a holder of a beneficial interest in the Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the DTC, to the extent applicable, and to the requirements set forth in this Section 2.7(a), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Such exchange or transfer shall only be made upon receipt by the Paying Agent, as transfer agent, at its Corporate Trust Office of (1) written instructions given in accordance with the procedures of the DTC, to the extent applicable, from or on behalf of a holder of a beneficial interest in the Rule 144A Global Note directing the Paying Agent, as transfer agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the DTC, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit B given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act. Upon such receipt, the Paying Agent, as transfer agent, shall promptly deliver instructions to the DTC, to reduce or reflect on its records a reduction of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Paying Agent, as transfer agent, shall promptly deliver instructions to the DTC concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions of a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note.

(b)If a holder of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of the DTC, to the extent applicable, and to the requirements set forth in this Section 2.7(b), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note. Such exchange or transfer shall only be made upon receipt by the Paying Agent, as transfer agent, at its Corporate Trust Office of (l) instructions given in accordance with the procedures of the DTC, to the extent applicable, from or on behalf of a beneficial owner of an interest in the Regulation S Global Note directing the Paying Agent, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the DTC, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) prior to or on the 40th day after the later of the commencement of the offering of the Notes and the relevant date of issuance of the Notes (the “Restricted Period”), a certificate in the form of Exhibit C given by the holder of such beneficial interest and stating that the Person transferring such interest in such Regulation S Note reasonably believes that the Person acquiring such interest in such Rule 144A Note is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction. Upon such receipt, the Paying Agent, as transfer agent, shall promptly deliver instructions to the DTC to reduce or reflect on its records a reduction of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Paying Agent, as transfer agent, shall promptly deliver instructions to the DTC concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note. After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.7(b) will no longer apply to such transfers.

(c)Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d)In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.6(a), or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

(e)Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may only be exchanged or transferred in accordance with the certification requirements hereof.

(f)(i)  Other than in the case of Notes issued pursuant to a registration statement which has been declared effective under the Securities Act, each Note issued hereunder shall, upon issuance, bear the legend set forth in clause (ii) below (the “Private Placement Legend”) and such legend shall not be removed from such Note except as provided in the next sentence. The legend on a Note may be removed from a Note if there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act, and the Issuer and the Trustee consent to such removal. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Note has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

(ii)To the extent required by paragraph (f)(i) above, the Notes shall bear the following legend on the face thereof:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY

EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(g)By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities  (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders in respect of the Notes shall be given only to or upon the order of, and all payments to be made to the Holders in respect of the Notes shall be made to, the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee and any Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

None of the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, and shall not be liable for any failure to, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee, the Paying Agent nor any of their respective agents shall have any responsibility for any actions taken or not taken by DTC.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(h)Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. When a Definitive Note is presented to the Registrar with a request to transfer in part, the transferor shall be entitled to receive without charge a Definitive Note representing the balance of such Definitive Note not transferred. To permit registration of transfers and exchanges, the Issuer shall execute and upon receipt of an Issuer Order, the Trustee shall authenticate Definitive Notes at the Registrar’s or co-registrar’s request.

(i)The Issuer shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes, (ii) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, (iii) for a payment period of 15 calendar days prior to any Record Date, or (iv) that the registered Holder of Notes has tendered (and not withdrawn) for repurchase in connection with a Change of Control Triggering Event.

(j)Prior to the due presentation for registration of transfer of any Definitive Note, the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(k)No service charge will be made for any registration or exchange of the Notes, but the Issuer and/or the Trustee may require payment of a sum sufficient to pay all transfer taxes or other similar governmental charges payable in connection with any transfer or exchange pursuant to this Section 2.7.

(l)All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(m)Holders of Notes (or holders of interests therein) initially offered or sold in the United States to “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act pursuant to such rule and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Issuer upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

SECTION 2.8Replacement Notes. If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Issuer or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and upon receipt of an Issuer Order, the Trustee shall authenticate a replacement Note in such form as the Note being replaced in the manner specified in this Section 2.8. If required by the Trustee, the Registrar or the Issuer, such Holder must provide an indemnity bond, security and/ or other indemnity and/or security, sufficient in the judgment of the Issuer, the Registrar or the Trustee, to protect the Issuer, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced, including, without limitation, any tax or other governmental charge that may be imposed with relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee, the Registrar, and any Agent and their respective counsels). The Issuer and /or the Trustee may charge such Holder for its reasonable out of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Issuer. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost, stolen or taken Notes.

SECTION 2.9Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section 2.9 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it, and upon which it shall be entitled to rely in accordance with Section 7.1(a), that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest and Additional Amounts, if any, on it cease to accrue.

If on a Redemption Date or the Maturity Date the Paying Agent holds cash in U.S. Dollars sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest and Additional Amounts, if any, on such Notes cease to accrue.

SECTION 2.10Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Guarantors, any of their Subsidiaries or, to the knowledge of the Company, any of their Affiliates (other than their Subsidiaries), shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows are so owned shall be disregarded and the Trustee assumes no liability in relation to any other Notes.

The Issuer shall notify the Trustee, in writing, when it or any Guarantor, any of their Subsidiaries or, to the knowledge of the Company, any of their Affiliates (other than their Subsidiaries), repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers’ Certificate, which shall promptly be provided upon receipt by the appropriate Responsible Officers of the requisite information, listing Notes owned by the Issuer, the Guarantors or a Subsidiary of the Issuer or the Guarantors or, to the knowledge of the Company, an Affiliate (other than a Subsidiary) of the Issuer or the Guarantors.

SECTION 2.11Temporary Notes. Until permanent Definitive Notes are ready for delivery, the Issuer may prepare and upon receipt of an Issuer Order, the Trustee shall authenticate temporary Definitive Notes upon receipt of an Issuer Order pursuant to Section 2.2. The Officers’ Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Issuer considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Issuer shall prepare and upon receipt of an Issuer Order, the Trustee shall authenticate upon receipt of an Issuer Order pursuant to Section 2.2 permanent Definitive Notes in exchange for temporary Definitive Notes.

SECTION 2.12Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall promptly forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation. Upon completion of any disposal, the Trustee shall deliver a certificate of such disposal to the Issuer, unless the Issuer directs the Trustee in writing to deliver the cancelled Notes to the Issuer or the Company. Subject to Section 2.8, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Holder thereof on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest. The Issuer shall promptly notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 11:30 a.m. New York City time on the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note; provided, further, however, and to the extent any such funds are received by the Trustee or the Paying Agent from the Issuer after 11:30 am, New York City time, on the due date, the Trustee shall use commercially reasonable efforts to make payment on the date of receipt but if payment cannot be made, such funds will be deemed deposited within one Business Day of receipt thereof and the Trustee shall proceed to make payment on such date from those funds. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers, and if it does so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.15Deposit of Moneys. Prior to 11:30 a.m. New York City time on each interest payment date and Maturity Date, the Issuer shall have deposited with the Trustee or its designated Paying Agent (which shall be the Paying Agent or its successor unless otherwise notified to the Issuer by the Trustee) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding; provided, however, to the extent any such funds are received by the Trustee or the Paying Agent from the Issuer after 11:30 a.m., New York City time, on the due date, the Trustee shall use commercially reasonable efforts to make payment on the date of receipt but if payment cannot be made, such funds will be deemed deposited within one Business Day of receipt thereof and the Trustee shall proceed to make payment on such date from those funds. Such payments shall be made by the Issuer in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date or Maturity Date, as the case may be. Promptly upon receipt of such payment, the Paying Agent shall confirm by the medium chosen by the Paying Agent to the Issuer the receipt of such payment.

SECTION 2.16Certain Matters Relating to Global Notes. Members of or participants in the DTC (“Agent Members”) shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by DTC or its nominee, and DTC or its nominee may be treated by the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar and any agent of the Issuer or the Guarantors as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer or the Guarantors from giving effect to any written certification, proxy or other authorization furnished by DTC or its nominee or impair, as between

DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(a)The Holder of any Global Note may grant proxies and otherwise authorize any Person, including DTC and its Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17Record Date. Unless otherwise set forth in this Indenture, the record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined by the Issuer; provided that such record date shall be the later of 30 days prior to the first solicitation of such vote or consent or the date of the most recent list of Holders furnished to the Trustee.

ARTICLE III

REDEMPTION

SECTION 3.1Optional Redemption. Prior to November 1, 2026 (the “Par Call Date”) the Issuer may redeem all or, from time to time, a part of the Notes, at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued interest, if any, to (but excluding) the redemption date, plus the excess of:

(a)as determined by the Calculation Agent (which shall initially be the Trustee, in such capacity the "Calculation Agent"), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would have been due if the Notes matured on the Par Call Date, excluding accrued and unpaid interest to, but not including, the date of redemption, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points; over

(b)100% of the principal amount of the Notes being redeemed.

The Company shall certify to the Trustee the applicable Treasury Rate at the time of any such redemption.

In addition, on or after the Par Call Date, the Notes may be redeemed, in whole or in part, by the Issuer, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of redemption.

SECTION 3.2Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Paragraphs 8 or 9 of such Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 15 days prior to the giving of the notice contemplated by Section 3.4 (or such shorter period as the Trustee in its sole discretion shall determine). The Issuer shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed.

SECTION 3.3Selection of Notes To Be Redeemed. In the case of any partial redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, and/or in compliance with the requirements of the DTC, or if such Notes are not listed, on a pro rata basis or by lot (and, in the case of Global Notes, in accordance with the applicable procedures of DTC), although no Note of $150,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Trustee, or in the case of Definitive Notes, issued in the name of the Holder thereof upon cancellation of the original Note.

SECTION 3.4Notice of Redemption. At least 10 days (30 days in the case of a redemption for reason of minimal outstanding principal amount pursuant to Section 3.9 of this Indenture and paragraph 10 of the Notes) but not more than 60 days before a Redemption

Date or a Tax Redemption Date, as applicable, the Issuer shall, so long as the Notes are in global form, deliver a redemption notice to DTC and, in the case of Definitive Notes, in addition to such delivery, mail such notice to Holders (with a copy to the Trustee) by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. At the Issuer’s request made at least 45 days before the Redemption Date or a Tax Redemption Date, as applicable (or such shorter period as the Trustee in its sole discretion shall determine), the Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall deliver to the Trustee (in advance) an Officers’ Certificate (upon which the Trustee may conclusively rely) requesting that the Trustee give such notice and setting forth in full the information to be stated in such notice as provided in the following items. Each notice for redemption shall identify the Notes to be redeemed and shall state:

(a)the Redemption Date or the Tax Redemption Date, as applicable;

(b)the Redemption Prices and the amount of accrued and unpaid interest, if any, and Additional Amounts, if any, to be paid (subject to the right of Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date);

(c)the name and address of the designated Paying Agent;

(d)that Notes called for redemption must be surrendered to the designated Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(e)that, unless the Issuer defaults in making the redemption payment pursuant to the terms of this Indenture, interest and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the Redemption Date or the Tax Redemption Date, as applicable, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(f)(i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note (if applicable), the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

(g)if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

(i)the CUSIP numbers, and that no representation is made as to the correctness or accuracy of the CUSIP numbers, if any, listed in such notice or printed on the Notes.

Prior to the giving of any notice of redemption pursuant to Paragraph 9 of the Notes, the Issuer will deliver to the Trustee (a) an Officers’ Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (b) an opinion of independent legal counsel of recognized standing qualified under the laws of the relevant jurisdiction and reasonably acceptable to the Trustee to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of a change in tax law, and that the Issuer cannot avoid such obligation by taking reasonable measures available to it.

SECTION 3.5Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date or the Tax Redemption Date, as applicable, and at the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date or Tax Redemption Date, as applicable), but installments of interest, the maturity of which is on or prior to the Redemption Date or the Tax Redemption Date, as applicable, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.6Deposit of Redemption Price. Prior to 11:30 a.m. New York City time on the Redemption Date or the Tax Redemption Date, as applicable, the Issuer shall deposit with the Trustee or its designated Paying Agent (which shall be the Paying Agent or its successor unless otherwise notified to the Issuer by the Trustee) cash in U.S. Dollars in same-day funds sufficient to pay the Redemption Price plus accrued and unpaid interest (subject to, as provided in the Notes, the right of Holders to receive interest on the relevant interest payment date), if any, and Additional Amounts, if any, of all Notes to be redeemed on that date other than Notes or portion of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. To the extent any such funds are received by the Trustee or its designated Paying Agent from the Issuer after 11:30 a.m., New York City time, on the due date, the Trustee shall use commercially reasonable efforts to make payment on the date of receipt but if payment cannot be made, such funds will be deemed deposited within one Business Day of receipt thereof and the Trustee shall proceed to make payment on such date from those funds. The designated Paying Agent shall promptly return to the Issuer any cash so deposited which is not required for that purpose upon the written request of the Issuer. Promptly upon receipt of such payment the Paying Agent shall confirm by the medium chosen by the Paying Agent to the Issuer the receipt of such payment.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any, interest and Additional Amounts on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date or Tax Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest, and Additional Amounts, if any, shall be paid on the unpaid principal, from the Redemption Date or the Tax Redemption Date, as applicable, until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

SECTION 3.7Notes Redeemed in Part. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuer shall execute and upon receipt of an Issuer Order, the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of $150,000 or integral multiples of $1,000 in excess thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall promptly forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of $150,000 or integral multiples of $1,000 in excess thereof.

SECTION 3.8Special Tax Redemption. The Issuer will be entitled to redeem the Notes, at its option, in whole but not in part, upon not less than 10 nor more than 60 days’ notice, at 100% of the principal amount of the Notes, plus accrued and unpaid interest (if any) to (but excluding) the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

(a)any change in or amendment to the laws or regulations of any Relevant Taxing Jurisdiction; or

(b)any change in or amendment to any official position regarding the application, administration or interpretation of such laws or regulations (including by virtue of a holding, judgment or order by a court of competent jurisdiction);

which change or amendment to such laws, regulations or official position is announced and becomes effective after the issuance of the Notes (or, if the applicable Relevant Taxing Jurisdiction did not become a Relevant Taxing Jurisdiction until a later date, after such later date); provided, that the Issuer determines, in its reasonable judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it; provided, further, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.

Before the publication of any such notice, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal counsel of recognized standing to the effect that the Issuer has or will become obliged to pay such Additional Amounts as a result of such change or amendment.

SECTION 3.9Early Redemption at the Option of the Issuer for Reasons of Minimal Outstanding Principal Amount. If 80% or more in principal amount of the Notes then outstanding have been redeemed or purchased by the Issuer, the Company or any Subsidiary of the Company, the Issuer may, on not less than 30 nor more than 60 days' notice to the Holders redeem, at its option, the remaining Notes, in whole but not in part, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to (but excluding) the date of redemption.

ARTICLE IV

COVENANTS

SECTION 4.1Payment of Notes.

(a)The Issuer shall pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes in the manner provided in such Notes and this Indenture. An installment of principal of or interest, premium or Additional Amounts on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds prior to 11:30 a.m., New York City time on that date money deposited by the Issuer in immediately available funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. To the extent any such funds are received by the Trustee or the Paying Agent from the Issuer after 11:30 a.m., New York City time, on the due date, the Trustee shall use commercially reasonable efforts to make payment on the date of receipt but if payment cannot be made, such funds will be deemed deposited within one Business Day of receipt thereof and the Trustee shall proceed to make payment on such date from those funds.

(b)The Issuer shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), on any Additional Amounts, from time to time on demand at the rate borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.2Maintenance of Office or Agency. The Issuer shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the

Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.1. The Issuer hereby initially designates the office of the Trustee, acting through its Corporate Trust Office, as its office or agency as required under Section 2.3.

SECTION 4.3Negative Pledge of the Issuer.

(a)So long as any of the Notes remain outstanding, but only up to the time all amounts of principal and interest have been deposited with the Paying Agent, the Issuer undertakes not to grant or permit to subsist any Security Interest over any or all of its present or future assets, as security for any present or future Capital Market Indebtedness without at the same time having the holders share equally and ratably in such Security Interest.

(b)This undertaking shall not apply with respect to any Security Interest which (1) is provided by the Issuer over any of the Issuer’s claims against the Company or any Subsidiary of the Company, as the case may be, or any third party, which claims exist now or arise at any time in the future, as a result of the passing on of the proceeds from the sale by the Issuer of any securities, provided that any such security serves to secure obligations under such securities issued by the Issuer, (2) is existing on assets at the time of the acquisition thereof by the Issuer or is existing over assets of a newly acquired company which becomes a member of the Fresenius Medical Care Group; provided that such Security Interest was not created in contemplation of such acquisition, (3) is existing on the Issue Date, (4) secures Capital Market Indebtedness existing at the time of an acquisition that becomes an obligation of the Issuer or of any company within the Fresenius Medical Care Group as a consequence of such acquisition; provided that such Capital Market Indebtedness was not created in contemplation of such acquisition, (5) is mandatory pursuant to applicable laws or required as a prerequisite for obtaining any governmental approvals, (6) is provided in connection with any issuance of asset backed securities by the Issuer, (7) is provided in respect of any issuance of asset backed securities made by a special purpose vehicle where the Issuer is the originator of the underlying assets, (8) is provided in connection with the renewal, extension or replacement of any security pursuant to foregoing (1) through (7) and, (9) secures Capital Market Indebtedness the principal amount of which (when aggregated with the principal amount of any other Capital Market Indebtedness which has the benefit of a security other than any permitted under the sub-paragraphs (1) to (8) above) does not exceed €100,000,000 (or its equivalent in other currencies at any time).

SECTION 4.4Negative Pledge of the Company.

(a)So long as any of the Notes remain outstanding, but only up to the time all amounts of principal and interest have deposited with the Paying Agent, the Company undertakes not to grant or permit to subsist any Security Interest over any or all of its present or future assets, as security for any present or future Capital Market Indebtedness and to procure, to the extent legally possible, that none of its Subsidiaries will grant or permit to subsist any Security Interest over any or all of its present or future assets as security for any present or future Capital Market Indebtedness without at the same time having the holders share equally and ratably in such Security Interest.

This undertaking shall not apply with respect to any Security Interest which (1) is provided by the Company or by any of its Subsidiaries over any of the Company’s claims or claims of any of its Subsidiaries against the Company, or any Subsidiary, as the case may be, or any third party, which claims exist now or arise at any time in the future, as a result of the passing on of the proceeds from the sale by the issuer of any securities, provided that any such security serves to secure obligations under such securities issued by the Company or any of its Subsidiaries, (2) is existing on assets at the time of the acquisition thereof by the Company or by any of its Subsidiaries or is existing over assets of a newly acquired company which becomes a member of the Fresenius Medical Care Group; provided that such Security Interest was not created in contemplation of such acquisition, (3) is existing on the Issue Date, (4) secures Capital Market Indebtedness existing at the time of an acquisition that becomes an obligation of the Issuer or of any company within the Fresenius Medical Care Group as a consequence of such acquisition; provided that such Capital Market Indebtedness was not created in contemplation of such acquisition, (5) is mandatory pursuant to applicable laws or required as a prerequisite for obtaining any governmental approvals, (6) is provided in connection with any issuance of asset backed securities by the Company or by any of its Subsidiaries, (7) is provided in respect of any issuance of asset backed securities made by a special purpose vehicle where the Company or any of its Subsidiaries is the originator of the underlying assets, (8) is provided in connection with the renewal, extension or replacement of any security pursuant to foregoing (1) through (7) and, (9) secures Capital Market Indebtedness the principal amount of which (when aggregated with the principal amount of any other Capital Market Indebtedness which has the benefit of a security other than any permitted under the sub-paragraphs (1) to (8) above) does not exceed €100,000,000 (or its equivalent in other currencies at any time).

SECTION 4.5Ownership of the Issuer. The Company will continue to directly or indirectly maintain 100% ownership of the Capital Stock of the Issuer or any permitted successor of the Issuer; provided, that any permitted successor of the Company under this Indenture may succeed to the Company’s ownership of such Capital Stock.

The Company will cause the Issuer or its successor to engage only in those activities that are necessary, convenient or incidental to issuing and selling the Notes and any additional indebtedness permitted by this Indenture (including any Additional Notes), and advancing or distributing the proceeds thereof to the Company and its Subsidiaries and performing its obligations relating to the Notes and any such additional indebtedness, pursuant to the terms thereof and of this Indenture and any other applicable indenture and/or engaging in any lawful act or activity and exercising any lawful power necessary, incidental or convenient to enable the Issuer to carry out these purposes stated that may be taken or exercised by corporations organized under the General Corporation Law of the State of Delaware, as amended from time to time.

SECTION 4.6Existence. Except as permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Issuer and the Guarantors; provided, however, that the Company shall not be required to preserve any such existence, right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof at the time of such loss is not disadvantageous in any material respect to the Holders.

SECTION 4.7Maintenance of Properties. Except as permitted by Article V, the Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Company, or its Responsible Officers, or any Subsidiary, or its Responsible Officers, having managerial responsibility for any such property, in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 4.8Payment of Taxes and Other Claims. The Guarantors will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries (including satisfying any withholding tax obligations), and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Guarantors or any of their Subsidiaries; provided, however, that the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with Accounting Principles.

SECTION 4.9Maintenance of Insurance. The Company shall, and shall cause its Subsidiaries to, keep at all times all of their material properties which are of an insurable nature insured against loss or damage pursuant to self-insurance arrangements with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. The Company shall, and shall cause its Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate, except to the extent that a different use of such proceeds is, as determined by the Company, or any Subsidiary having managerial responsibility for any such property, in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 4.10Reports. For so long as any Notes are outstanding, the Company will provide the Trustee with:

(1)At any time that the Company’s shares are listed on a U.S. stock exchange or otherwise registered under the Exchange Act, or the Company is otherwise subject to periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act;

(a)within 120 days after the end of each fiscal year of the Company, a copy of its Annual Report on Form 20-F (or any successor form) under the Exchange Act as filed with the SEC for such fiscal year,

containing its annual financial statements and related notes for the two most recent fiscal years prepared in accordance with IFRS, and including operating segment data, together with an audit report thereon and together with an “Operating and Financial Review and Prospects” required by such form; and

(b)within 45 days after the end of each fiscal quarter (other than the fourth quarter) a copy of each report on Form 6-K (or any successor form) under the Exchange Act filed with or furnished to the SEC containing unaudited quarterly financial statements as of and for the period from the beginning of each fiscal year to the close of each quarterly period (other than the fourth quarter), together with a “Management’s Discussion and Analysis” in substantially the form filed or furnished by the Company to the SEC as of the Issue Date and as the same may be revised to comply with the rules of the SEC applicable to such reports as in effect from time to time; or

(2)At any time that the Company’s shares are not listed on a U.S. stock exchange or otherwise registered under the Exchange Act, or the Company is not otherwise subject to periodic reporting requirements under Section 13 or Section 15(d) of the Exchange Act, promptly after the posting thereof, an English-language version of its annual report, including or accompanied by annual financial statements, and interim reports that include financial statements, that the Company is then required to post on its website pursuant to Rule 12g3-2(b) under the Exchange Act, or any successor rule;

provided, that in lieu of providing any such document or information, the Company may notify the Trustee in accordance with this Indenture that such document or information has been filed with or furnished to the SEC and/or posted on the Company’s website, which notice shall include a URL reference to the location of the document or information on the website of the SEC (www.sec.gov) and/or the website of the Company.

In addition, for so long as any of the Notes remain outstanding and during any period when the Issuer or the Company is not subject to Section 13 or 15(d) of the Exchange Act other than by virtue of the exemption therefrom pursuant to Rule 12g3-2(b), the Company will furnish to any holder or beneficial owner of Notes initially offered and sold in the United States to “qualified institutional buyers” as defined in Rule 144A under the U.S. Securities Act of 1933 pursuant to such rule and any prospective purchaser in the United States designated by such holder or beneficial owner, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act of 1933.

Deliveries of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no obligation to review such reports to determine if the information required by this Section 4.10 is contained therein.

SECTION 4.11Change of Control. Each Holder of the Notes, upon the occurrence of a Change of Control Triggering Event, will have the right to require that the Issuer repurchase such Holder’s Notes, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following a Change of Control Triggering Event, the Issuer will mail a notice to each Holder with a copy to the Trustee stating:

(1)that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)the circumstances and relevant facts regarding such Change of Control Triggering Event;

(3)the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(4)that each Note will be subject to repurchase only in integral multiples of $1,000; and

(5)the instructions determined by the Issuer, consistent with this Section 4.11, that a Holder must follow in order to have its Notes purchased.

(6)that any Note not tendered will continue to accrue interest;

(7)that, unless the Issuer defaults in the payment of the Change of Control purchase price, any Notes accepted for payment shall cease to accrue interest after the repurchase date;

(8)that Holders accepting the offer to have their Notes repurchased pursuant to a change of control offer will be required to surrender the Notes to the Paying Agent or any other Agent specified in the notice at the address specified in the notice prior to the close of business on the Business Day preceding the repurchase date;

(9)in the case of Definitive Notes, that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

(10)any other procedures that a holder must follow to accept a change of control offer or effect withdrawal of such acceptance; and

(11)the name and address of the Paying Agent.

On the repurchase date, the Issuer shall, to the extent lawful:

(1)accept for payment Notes or portions thereof validly tendered pursuant to the change of control offer;

(2)deposit with the Paying Agent money sufficient to pay the Change of Control purchase price in respect of all Notes or portions thereof so tendered; and

(3)deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof tendered to the Issuer.

The Paying Agent shall promptly send to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuer shall execute and issue, and upon receipt of an Issuer Order, the Trustee shall, in the case of Definitive Notes, promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $150,000 and integral multiples of $1,000 in excess thereof.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.11. To the extent that the provisions of any securities laws or regulations or applicable listing requirements conflict with the provisions of this Section 4.11, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

SECTION 4.12Additional Amounts. At least 30 days prior to each date on which payment of principal, premium, if any, or interest or other amounts on the Notes is to be made (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Issuer or a Guarantor will be obligated to pay Additional Amounts pursuant to Paragraph 2 of the Notes (the “Additional Amounts”) with respect to any such payment, the Issuer will promptly furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Trustee or the Paying Agent to pay such Additional Amounts to the Holders on the payment date. The Issuer or a Guarantor (as applicable) will pay to the Trustee or the Paying Agent such Additional Amounts and, if paid to a Paying Agent other than the Trustee, shall promptly provide the Trustee with documentation evidencing the payment of such Additional Amounts. Copies of such documentation shall be made available to the Holders upon request. The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part (in each case as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment) arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished to them pursuant to this Section 4.12.

The Issuer and each Guarantor (as applicable) will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer and each Guarantor (as applicable) will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copy to the Trustee.

If the Issuer or the Guarantors conduct business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, are required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Notes which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such Holders as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

The Issuer will pay any stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in any Relevant Taxing Jurisdiction from the execution, delivery and registration of Notes upon original issuance and initial resale of the Notes or any other document or instrument referred to therein, or in connection with any payment with respect to, or enforcement of, the Notes or any Note Guarantee or any other document or instrument referred to therein. If at any time the Issuer changes its place of organization to outside of the United States or there is a new issuer organized outside of the United States, the Issuer or new issuer, as applicable, will pay any stamp, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any penalties, interest or other liabilities related thereto) which arise in the jurisdiction in which the Issuer or new issuer is organized (or any political subdivision thereof or therein) and are payable by the Holders of the Notes in respect of the Notes or any Note Guarantee or any other document or instrument referred to therein under any law, rule or regulation in effect at the time of such change or thereafter.

The foregoing obligations of this Section 4.12 and Paragraph 2 of the Notes will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person to the Issuer or the Guarantors.

Wherever in this Indenture or the Notes or any Note Guarantee there are mentioned, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes under this Indenture or the Notes, (3) interest or (4) any other amount payable on or with respect to any of the Notes or any Note Guarantee, such reference shall be deemed to include payment of Additional Amounts as described in this Section 4.12 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 4.13Compliance Certificate; Notice of Default. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year an Officers’ Certificate stating whether or not to the best knowledge of the signor thereof, the Issuer and the Guarantors, as the case may be, have complied with all conditions and covenants under this Indenture, whether a Default or an Event of Default has occurred during such period, and, if a Default or an Event of Default has occurred during such period, specifying all such Events of Default and the nature thereof of which such Responsible Officer has knowledge. Upon becoming aware of, and as of such time that the Issuer should reasonably have become aware of, a Default, the Company also shall deliver to the Trustee, within 30 days thereafter, written notice of any events which would constitute a Default, their status and what action the Issuer is taking or proposes to take in respect thereof, and, in the case of a Default in the payment of interest, principal, redemption payments or any other amount due on the Notes or the Guarantees, such same notice to the Paying Agent.

ARTICLE V

SUCCESSOR ISSUER OR GUARANTOR

SECTION 5.1Limitation on Mergers and Sales of Assets. The Issuer and the Company may not, and may not permit any Guarantor to consolidate or merge with or into (whether or not the Issuer or such Guarantor is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions, to another Person unless:

(1)the Surviving Person is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or any other member country of the Organisation for Economic Co-operation and Development (“OECD”) or of the European Union;

(2)the Surviving Person (if other than the Issuer or a Guarantor) shall expressly assume by a supplemental indenture in a form satisfactory to the Trustee, all of the obligations of the Issuer or the Guarantor, as the case may be, under this Indenture;

(3)at the time of and immediately after such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)the Issuer or such Guarantor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, assignment, sale, lease, conveyance or other disposition and such supplemental indenture and Guarantee Agreement, if any, comply with this Indenture.

SECTION 5.2Successor Entity Substituted. Upon any consolidation or merger by the Issuer, the Company or any other Guarantor with or into any other Person, or any conveyance, transfer, sale, assignment, lease or other disposition by the Issuer, the Company or any other Guarantor in one or more transactions, of substantially all of its properties and assets as an entirety to any Person in accordance with Section 5.1, then if such transaction involves the Company, the Surviving Person shall expressly assume in a supplemental indenture in a form satisfactory to the Trustee, all of the obligations of the Company under this Indenture and in any such case the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture with the same effect as if such Surviving Person had been named as the Issuer or had been a Guarantor herein, and thereafter the Issuer or such Guarantor shall be discharged from all obligations and covenants hereunder and under the Notes.

Such Surviving Person (if the successor of the Issuer) may cause to be signed, and may issue either in its own name or in the name of the Issuer, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the written order of such Surviving Person instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Responsible Officers of the Issuer to the Trustee for authentication pursuant to such provisions and any Notes which such Surviving Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, assignment, transfer, conveyance, lease, or other disposition such changes in phraseology and form may be made in the Notes thereafter to be issued as may be appropriate.

SECTION 5.3Substitution of the Issuer. The Company, any other Guarantor or a Finance Subsidiary (a “Successor”) may assume the obligations of the Issuer under the Notes by executing and delivering to the Trustee (a) a supplemental indenture which subjects such person to all of the provisions of this Indenture and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person, and constitutes the legal, valid, binding and enforceable obligation of such Person, subject to customary exceptions; provided, that (i) the Successor is formed under the laws of the United States of America, or any State thereof or the District of Columbia, or any other member country of the OECD or of the European Union, and (ii) no Additional Amounts would be or become payable with respect to the Notes at the time of such assumption, or as result of any change in the laws of the jurisdiction of formation of such Successor that was reasonably foreseeable at such time. The Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if it were the Issuer thereunder, and the former Issuer shall be discharged from all obligations and covenants under this Indenture and the Notes.

ARTICLE VI

DEFAULT AND REMEDIES

SECTION 6.1Events of Default. Whenever used herein with respect to the Notes, “Event of Default” means any one of the following events which shall have occurred and be continuing:

(1)failure for 30 days to pay interest on any of the Notes, including any Additional Amounts in respect thereof, when due; or

(2)failure for 15 days to pay principal of or premium, if any, on any of the Notes when due, whether at maturity, upon redemption, by declaration or otherwise, or of any Guarantor to pay any amount payable under its Guarantee when due; or

(3)failure to observe or perform any other material covenant contained in this Indenture for 60 days after notice as provided in this Indenture; or

(4)any Capital Market Indebtedness of the Company, the Issuer, FMCH (unless the Guarantee of FMCH has been released) or any Material Subsidiary becomes prematurely repayable as a result of a default in respect of the terms thereof, or the Company, the Issuer, FMCH (unless the Guarantee of FMCH has been released) or any Material Subsidiary fails to fulfill any payment obligation in excess of €75,000,000 or the equivalent thereof under any Capital Market Indebtedness or under any guarantees or suretyships given for any Capital Market Indebtedness of others within 30 days from its due date or, in the case of such guarantee or suretyship, within 30 days of such guarantee or suretyship being invoked, unless the Company, the Issuer, FMCH or the relevant Material Subsidiary contests in good faith that such payment obligation exists or is due or that such guarantee or suretyship has been validly invoked or if a security granted therefor is enforced on behalf of or by the creditor(s) entitled thereto; or

(5)any Note Guarantee shall cease to be in full force and effect in accordance with its terms for any reason except pursuant to the terms of this Indenture governing the release of Note Guarantees or the satisfaction in full of all the obligations thereunder or shall be declared invalid or unenforceable other than as contemplated by its terms, or any Guarantor shall repudiate, deny or disaffirm any of its obligations thereunder; or

(6)the Company, FMCH, the Issuer or any of the Company’s Material Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(a)commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in Sections 17-19 of the German Insolvency Code (Insolvenzordnung), files for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens) or the board of directors (Geschäftsführer) is required by law to file for insolvency, a creditor files for the opening of insolvency proceedings and such filing is not frivolous and not dismissed within a period of one month by the competent insolvency court, or the competent court takes any of the actions set out in Section 21 of the German Insolvenzordnung or a competent court institutes insolvency proceedings (Eröffnung des Insolvenzverfahrens) or denies a petition for commencement of insolvency proceeding by reason of insufficient assets,

(b)commences a voluntary case,

(c)consents to the entry of an order for relief against it in an involuntary case,

(d)consents to the appointment of a custodian of it or for all or substantially all of its property,

(e)makes a general assignment for the benefit of its creditors, or

(f)takes any corporate action to authorize or effect any of the foregoing.

A default under clause (3) of this Section 6.1 will not constitute an Event of Default unless the Trustee or Holders of 25% in principal amount of the outstanding Notes notify the Issuer and the Company of such default and such default is not cured within the time specified in clause (3). A default under clause (4) of this Section 6.1 will not constitute an Event of Default under this Indenture unless the Trustee, subject to the limitations set forth in Section 7.2(a), or holders of 25% in principal amount of the outstanding Notes shall have notified the Issuer of such default.

SECTION 6.2Acceleration. If an Event of Default (other than an Event of Default described in clause (6) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuer, the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, and Additional Amounts, if any, on all the Notes to be due and payable immediately. Upon such a declaration, such principal, premium, accrued and unpaid interest, and Additional Amounts, if any, will be due and payable immediately. If an Event of Default described in clause (6) of Section 6.1 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3Other Remedies. If an Event of Default of which the Trustee is aware occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

SECTION 6.4The Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee (without liability) without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

SECTION 6.5Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

SECTION 6.6Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, in each case in accordance with the terms of this Indenture.

SECTION 6.7Waiver of Past Defaults. Subject to Sections 2.10, 6.10 and 9.2, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.2, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee, may waive all past defaults (except with respect to nonpayment of accelerated principal, premium or interest) and rescind and annul any such declaration of acceleration with respect to the Notes and its consequences if (i) all sums paid or advanced by the Trustee or the Agents hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Agents, and their respective agents and counsel have been paid and/or reimbursed to the Trustee and/or the Agents, as applicable, (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. Such waiver shall not excuse a continuing Event of Default in the payment of interest, premium, if any, principal or Additional Amounts, if any, on such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of each Holder affected thereby. The Issuer shall promptly deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.8Control by Majority. Subject to Section 2.10, the Holders of not less than a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of Notes, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification and/or security satisfactory to it in its sole discretion against all liabilities, losses and expenses caused by taking or not taking such action in accordance with Section 7.6.

SECTION 6.9Limitation on Suits. Subject to Section 6.10, no Holder of Notes may pursue any remedy with respect to this Indenture or the Notes unless:

(1)such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)such Holders have offered the Trustee reasonable indemnity and/or security against any loss, liability or expense;

(4)the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of satisfactory indemnity and/or security; and

(5)the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 6.10Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 8.9), the right of any Holder to receive payment of principal of, premium, if any, interest, and Additional Amounts, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.11Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, interest and Additional Amounts, if any, specified in clause (1) or clause (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Agents, their respective agents and counsel, and any other amounts due the Trustee and/or the Agents under Section 7.6.

SECTION 6.12Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and/or the Agents, their respective agents and counsel and any other amount due to the Trustee and/or the Agents under Section 7.6) and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property or other obligor on the Notes, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and/or the Agents, their respective agents and counsel, and any other amounts due the Trustee and/or the Agents under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and/or the Agents, their respective agents and counsel, and any other amounts due the Trustee and/or the Agents under Section 7.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.13Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee and the Agents for all amounts due under Section 7.6, including (but not limited to) payment of all compensation, fees, expense and liabilities incurred, and all advances made, by the Trustee and the Agents and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third: to the Issuer, the Guarantors or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 6.13.

SECTION 6.14Restoration of Rights and Remedies. If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

SECTION 6.15Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it in its capacity as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.16Notices of Default. If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of Notes notice of the Default within 90 days after it has become known to the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, interest and Additional Amounts, if any, on any Note, the Trustee may withhold notice if and so long as a committee of Trust Officers determines that withholding notice is in the interests of such Holders of Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1Duties of Trustee. If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs, provided that upon the occurrence and continuation of an Event of Default, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee reasonable security and/or indemnity satisfactory to the Trustee against any loss, liability or expense in accordance with the sixth paragraph of Section 7.6.

(a)Except during the continuance of an Event of Default actually known to the Trustee:

(1)The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

(2)In the absence of willful misconduct on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them pursuant to Section 11.2 and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(b)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, in each case as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment, except that:

(1)This paragraph does not limit the effect of subsection (a) of this Section 7.1.

(2)Neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Trust Officer of the Trustee or such Agent, unless it is determined by a court of competent jurisdiction in a final, non-appealable judgment that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

(3)The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.7 or 6.8.

(c)No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds, give any bond or surety in respect of the performance of its powers and duties hereunder, or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity and/or security satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in the performance of any of its duties hereunder.

(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the first paragraph and subsections (a), (b) and (c) of this Section 7.1.

(e)Neither the Trustee nor the Agents shall be liable for interest on any money received by it except as the Trustee and any Agent may agree in writing with the Issuer. Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(f)Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

SECTION 7.2Rights of Trustee. Subject to Section 7.1:

(a)The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee’s Corporate Trust Office which is administering this Indenture has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice clearly references the Notes, the Issuer or this Indenture.

(b)Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate, Issuer Order (as applicable) or an Opinion of Counsel or both. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence, in each case as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment.

(e)The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder and in accordance with the advice or opinion of such counsel.

(f)Except to the extent provided for in Section 9.1 and subject to Section 9.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

(g)The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation, in its capacity as an Agent, and to each agent, custodian and other Person retained to act hereunder.

(i)Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authorities and governmental action.

SECTION 7.3Individual Rights of Trustee. The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors, their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not the Trustee or an Agent. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights.

SECTION 7.4Trustee’s Disclaimer. The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness or adequacy of this Indenture, the offering materials related to the Notes or the Notes; they shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof; and they shall not be responsible for any statement or recital herein of the Issuer or the Guarantors or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5Notice of Default. If an Event of Default occurs and is continuing and a Trust Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Holder, as their names and addresses appear on the list of Holders described in Section 2.5, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines that withholding the notice is in the interest of the Holders.

SECTION 7.6Compensation and Indemnity. The Issuer shall pay to the Trustee and each Agent from time to time such compensation as the Issuer and the Trustee or such Agent, as applicable, shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and Agents upon request for all reasonable and duly documented and invoiced disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s or any Agent’s negligence or willful misconduct, in each case, as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Agents’ accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.4 hereof.

The Issuer agrees to pay the fees and expenses of the Trustee’s legal counsel in connection with its review, preparation and delivery of this Indenture and related documentation.

The Issuer shall indemnify each of the Trustee, any predecessor Trustee and each Agent (which, for purposes of this paragraph, include such Trustee’s and Agents’ officers, directors, employees, agents, successors and assigns) for, and hold them harmless against, any and all loss, damage, claim, proceedings, demands, costs, expense or liability including taxes (other than taxes based on the income of the Trustee) incurred by the Trustee or an Agent without negligence or willful misconduct on its part (in each case as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment) in connection with acceptance of administration of this trust and performance of any provisions under this Indenture, including the reasonable expenses and attorneys’ fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Issuer promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the

Trustee or the Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. Subject to Section 7.1(b), the Issuer need not reimburse or indemnify against any loss liability or expense incurred by the Trustee through its own willful misconduct or negligence, in each case as adjudicated by a court of competent jurisdiction in a final, non-appealable judgment. The Issuer shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Issuer’s expense. The Trustee or such Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. Any settlement which affects the Trustee or an Agent may not be entered into without the written consent of the Trustee or such Agent, unless the Trustee or such Agent is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee or such Agent, as applicable.

To secure the Issuer’s payment obligations in this Section 7.6, the Trustee and the Agents shall have a senior Lien prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, and Additional Amounts, if any, or interest on particular Notes.

When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (7) of Section 6.1, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuer’s obligations under this Section 7.6 and any claim or Lien arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Issuer’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

Whenever the Trustee is bound to act under this Indenture at the request or direction of the Holders of Notes, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all proceedings, claims and demands to which it may render itself liable and all costs, charges, expenses and liabilities which it may incur by so doing.

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee, is subject to this Section 7.6.

The Guarantors shall be jointly and severally liable with the Issuer for all of the Issuer’s obligations pursuant to this Section 7.6.

SECTION 7.7Replacement of Trustee. The Trustee and any Agent may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trus tee in writing and may appoint a successor trustee with the Issuer’s consent. A resignation or removal of the Trustee or any Agent and appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the acceptance by the successor Trustee or the successor Agent, as the case may be, of appointment as provided in this section. The Issuer may remove the Trustee if:

(1)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(2)a receiver or other public officer takes charge of the Trustee or its property; or

(3)the Trustee becomes incapable of acting with respect to its duties hereunder.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may, with the Issuer’s consent, appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the Issuer does not reasonably promptly appoint a successor Trustee, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee.

A successor Trustee or successor Agent, as applicable, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent, as applicable, and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee or Agent, as applicable, shall become effective, and the successor Trustee or Agent, as applicable, shall have all the rights, powers and duties of the Trustee or Agent, as applicable, under this Indenture. Promptly after that, the retiring Trustee or Agent, as applicable, shall transfer, after payment of all sums then owing to the Trustee or Agent, as applicable, pursuant to Section 7.6, all property held by it in its capacity as Trustee or Agent, as applicable, to the successor Trustee or Agent, as applicable, subject to the Lien provided in Section 7.6. A successor Trustee or Agent, as applicable, shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 90 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the sole costs and expense of the Issuer for the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee and the Issuer shall pay to any replaced or removed Trustee all amounts owed under Section 7.6 upon such replacement or removal.

SECTION 7.8Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.9Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1Option To Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes and the Notes shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due or on the Redemption Date solely out of the Defeasance Trust created pursuant to this Indenture; (b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s or Guarantors’ obligations in connection therewith; and (d) this Article VIII and the obligations set forth in Section 8.6 hereof.

Subject to compliance with this Article VIII, the Issuer may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

SECTION 8.3Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuer and the Guarantors shall be released from any obligations under the covenants set forth in Sections 4.3, 4.4 and 4.10, Section 5.1(4), Section 6.1(3) (with respect to Sections 4.3, 4.4, 4.10 and 5.1(4) only), Section 6.1(4) and Section 6.1 (6) (with respect to Subsidiaries of the Company other than the Issuer), hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, (i) with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(3) (with respect to Sections 4.3, 4.4, 4.10 and 5.1(4) only), 6.1(4) or 6.1(6) (with respect only to Subsidiaries of the Company other than the Issuer).

SECTION 8.4Conditions to Legal or Covenant Defeasance. In order to exercise either of the defeasance options under Section 8.2 or Section 8.3 hereof, the Issuer must comply with the following conditions:

(1)the Issuer shall have irrevocably deposited in trust (the “Defeasance Trust”) with the Trustee for the benefit of the Holders U.S. Dollars, Designated Government Obligations or any combination thereof sufficient for the payment of principal, premium, if any, interest on the Notes to be defeased to redemption or maturity, as the case may be;

(2)the Issuer shall have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law;

(3)no Default or Event of Default (other than in the case of a defeasance of all then outstanding Notes, as the result of the incurrence of indebtedness used to defease the Notes under this Article VIII) shall have occurred and be continuing on the date of such deposit in the Defeasance Trust or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(4)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5)the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(6)the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with.

SECTION 8.5Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation or (ii) (A) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, to the date of maturity or redemption, (B) no Default (other than as the result of the incurrence of indebtedness used to discharge the Notes under this Section 8.5) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer, the Company or any of the other Guarantors is a party or by which it is bound, (C) the Issuer has paid, or caused to be paid, all sums payable by it under this Indenture, and (D) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to give the notice of redemption and apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be. In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

SECTION 8.6Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes in the manner referred to in Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Issuer, the Company, the other Guarantors and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 4.1 (with respect to the Trustee and, as far as the Issuer and each of the Guarantors is concerned, subject to Sections 8.2 and 8.5), 4.2, 4.6, 4.13 and 6.10, Article VII and Article VIII shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuer, the Company, the other Guarantors and the Trustee under Articles VII and VIII shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.7Acknowledgment of Discharge by Trustee. Subject to Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s, the Company’s, and the other Guarantors’ obligations under this Indenture except for those surviving obligations specified in this Article VIII.

SECTION 8.8Application of Trust Moneys. All cash deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such defeased or discharged Notes of all sums due and to become due thereon for principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.9Repayment to the Issuer; Unclaimed Money. The Trustee and any Paying Agent shall promptly pay or return to the Issuer upon Issuer Order any cash held by them at any time that are not required for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on any defeased or discharged Notes for which cash has been deposited pursuant to Section 8.4 or 8.5.

Any money held by the Trustee or any Paying Agent under this Article VIII, in trust for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest and Additional Amounts, if any, that has become due and payable shall be paid to the Issuer upon Issuer Order or if then held by the Issuer shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer). Such notice shall be mailed to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar; provided that, so long as the Notes are in global form and are held in entirety on behalf of a clearing system, or any of its participants, such notice may be given by the delivery thereof to the clearing system, and its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given to the accountholders on the third day after the day on which the said notice was given to the clearing system, and its participants.

Claims against the Issuer for the payment of principal or interest and Additional Amounts, if any, on the Notes will become void unless presentment for payment is made (where so required in this Indenture) within, in the case of principal and Additional Amounts, if any, a period of ten years, or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor.

SECTION 8.10Reinstatement. If the Trustee or Paying Agent is unable to apply any cash in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Issuer has made any payment of interest on, premium, if any, principal and Additional Amounts, if any, of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1Without Consent of Holders of Notes. Notwithstanding Section 9.2 hereof, the Issuer and the Trustee together may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note to:

(1)cure any ambiguity, omission, defect or inconsistency;

(2)provide for the assumption by a successor entity of the obligations of the Issuer under and pursuant to this Indenture or of a Guarantor (other than the Company) under the Note Guarantees;

(3)provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)add Note Guarantees with respect to the Notes;

(5)secure the Notes;

(6)add to the covenants of the Issuer and the Guarantors for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(7)evidence and provide for the acceptance and appointment under this Indenture of any successor trustee;

(8)comply with the rules of any applicable securities depositary;

(9)issue Additional Notes in accordance with this Indenture;

(10)conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision or provisions of such “Description of the Notes”; or

(11)make any change that does not adversely affect the rights of any Holder of Notes under this Indenture.

SECTION 9.2With Consent of Holders of Notes. The Issuer and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.7 and 6.10, any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes). However, without the consent of each Holder of an outstanding Note adversely affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

(1)reduce the percentage of principal amount of Notes whose Holders must consent to an amendment;

(2)reduce the stated rate of or extend the stated time for payment of interest on any such Note;

(3)reduce the principal of or extend the Stated Maturity of any such Note;

(4)reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed as described under Section 3.1;

(5)reduce the premium payable upon the repurchase of any Note, change the time at which any Note may be repurchased, or change any of the associated definitions related to the provisions of Section 4.11 once the obligation to repurchase the Notes has arisen;

(6)make any such Note payable in money other than that stated in such Note;

(7)impair the right of any Holder to receive payment of premium, if any, principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(9)release the Company from its Note Guarantee (other than in accordance with the terms of this Indenture).

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.3Notice of Amendment, Supplement or Waiver. After an amendment, supplement or waiver under Section 9.1 or 9.2 hereto becomes effective, the Issuer shall deliver to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.4Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note. An amendment or waiver becomes effective once the requisite number of consents is received by the Issuer or the Trustee.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Issuer shall designate.

SECTION 9.5Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and upon receipt of an Issuer Order, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee’s own rights, obligations, duties, protections, benefits or immunities under this Indenture. The Trustee shall be entitled to receive indemnity and/or security satisfactory to it, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any such amendment, supplement or waiver is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer and the Guarantors enforceable in accordance with its terms. The Trustee shall be fully protected in relying upon such Opinion of Counsel and Officer’s Certificate. Any Opinion of Counsel shall not be an expense of the Trustee. With respect to any amendment, supplement or waiver under Section 9.2, the Trustee shall also be entitled to receive evidence satisfactory to it of the consent of the Holders.

ARTICLE X

NOTE GUARANTEE

SECTION 10.1Note Guarantee.

(a)Each Guarantor hereby jointly and severally, irrevocably and unconditionally Guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Note and of this Indenture. In case of the failure of the Issuer punctually to make any such payment, each Guarantor hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Issuer. The Note Guarantee extends to the Issuer’s repurchase obligations arising from a Change of Control pursuant to Section 4.11.

Each Guarantor hereby jointly and severally agrees that its obligations hereunder shall be irrevocable and unconditional, irrespective of the validity, regularity or enforceability of such Note or this Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any collateral for, the effects of Bankruptcy Law applicable in the event of bankruptcy proceedings being opened with respect to the Issuer, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in this Note Guarantee. Each Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest (including Additional

Amounts, if any) on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each Guarantor to enforce the Note Guarantee without first proceeding against the Issuer. Each Guarantor agrees that, to the extent permitted by applicable law, if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders is prevented by applicable law from exercising its respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, or the Trustee or the Holders are prevented from taking any action to realize on any collateral, such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

No provision of the Note Guarantee or of this Indenture shall alter or impair the Note Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on the Notes.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization or equivalent proceeding under applicable law, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, or the equivalent of any of the foregoing under applicable law, and shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a voidable preference, fraudulent transfer, or as otherwise provided under similar laws affecting the rights of creditors generally or under applicable laws of the jurisdiction of formation of the Issuer, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(b)Each Note Guarantee (other than the Company’s Note Guarantee) will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Note Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or under applicable law of the jurisdiction of incorporation of such Guarantor.

SECTION 10.2Guarantors May Consolidate, Etc., on Certain Terms. Except as set forth in Section 10.3 and in Article V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company, the Issuer or another Guarantor or shall prevent any sale, transfer, assignment, lease, conveyance or other disposition of the property of a Guarantor as an entirety or substantially as an entirety to the Company, the Issuer or another Guarantor.

SECTION 10.3Release of Guarantors. Subject to the limitations set forth in Sections 5.1 and 5.2 hereof, concurrently with any consolidation or merger of a Guarantor or any sale, transfer, assignment, lease, conveyance or other disposition of the property of a Guarantor as an entirety or substantially as an entirety, in each case as permitted by Sections 5.1, 5.2 and 10.2 hereof, and upon delivery by the Company or the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale, transfer, assignment, conveyance or other disposition was made in accordance with Sections 5.1, 5.2 and 10.2 hereof, the Trustee shall execute any documents reasonably required in order to acknowledge the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Indenture. Any Guarantor not released from its obligations under its Note Guarantee and under this Indenture shall remain liable for the full amount of principal of (premium, if any) and interest (including Additional Amounts, if any) on the Notes and for the other obligations of a Guarantor under its Note Guarantee endorsed on the Notes and under this Indenture. Concurrently with the defeasance of the Notes under Section 8.2 or satisfaction and discharge of this Indenture under Section 8.5 hereof, the Guarantors shall be released from all of their obligations under their Note Guarantees endorsed on the Notes and under this Indenture, without any action on the part of the Trustee or any Holder of Notes.

(b)Upon the sale or other disposition (including by way of merger or consolidation) of any Guarantor or the sale, conveyance, transfer, assignment, lease or other disposition of all or substantially all the assets of a Guarantor pursuant to Section 5.1 hereof, such Guarantor shall automatically be released from all obligations under its Note Guarantees endorsed on the Notes and under this Indenture in accordance with Sections 5.1 and 5.2.

(c)At any time a Guarantor (other than the Company) is no longer an obligor under the Credit Facility, such Guarantor will be released and relieved from all of its obligations under its Note Guarantee.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

if to the Company, to it at:

Else-Kröner Strasse 1
61352 Bad Homburg
Germany
Facsimile: +49-6172-68 32 76
Attention: Christian Wagner

if to the Issuer:

Fresenius Medical Care US Finance III, Inc.
920 Winter Street
Waltham, Massachusetts 02451-1457
United States of America
Facsimile: +1 (781) 699-9632
Attn: Karen A. Gledhill, Esq.

if to FMCH:

920 Winter Street
Waltham, Massachusetts 02451-1457
United States of America
Facsimile: +1 (781) 699-9632
Attn: Karen A. Gledhill, Esq.

in each case, with a copy to:

Fresenius Medical Care AG & Co. KGaA
Else-Kröner Strasse 1
61352 Bad Homburg
Germany
Facsimile: +49-6172-608-5534
Attention: Dr. Peter Hennke

if to the Trustee:

U.S. Bank National Association
CityPlace I, 185 Asylum Street
27th floor
Hartford, Connecticut 06103
United States of America
Attention: Glen Fougere
Telecopier: +1-860-241-6897
Telephone: +1-860-241-6815

Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); provided, that, any notice or communication delivered to the Trustee or an Agent shall be deemed effective upon actual receipt thereof and on the first date on which publication is made, if given by publication (including by posting of information on the website or online data system maintained in accordance with the provisions of this Indenture).

Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means at such Person’s address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notices regarding the Notes given to the Holders will be, in the event the Notes are in the form of Definitive Notes, sent by the Issuer, by first-class mail, with a copy to the Trustee, to each Holder of the Notes at such Holder’s address as it appears on the registration books of the Registrar. If and so long as any Notes are represented by one or more Global Notes and ownership of Book-Entry Interests therein are shown on the records of DTC or any successor appointed by DTC at the request of the Issuer, notices will be delivered to DTC or such successor for communication to the owners of such Book-Entry Interests. Notices given by publication will be deemed given on the first date on which any of the required publications is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

SECTION 11.2Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or an Agent to take any action under this Indenture, the Issuer and the Guarantors shall furnish to the Trustee at the request of the Trustee:

(1)an Officers’ Certificate, in form and substance reasonably acceptable to the Trustee (reasonableness to be determined objectively), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

(2)an Opinion of Counsel in form and substance reasonably acceptable to the Trustee or such Agent (reasonableness to be determined objectively) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

Any certificate of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Responsible Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, a Responsible Officer or Responsible Officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.3Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.4Rules by Trustee, Paying Agent, Registrar. The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.5Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 11.6Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.7Submission to Jurisdiction. To the fullest extent permitted by applicable law, each of the Issuer and the Guarantors irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Indenture or the Notes, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Issuer and the

Guarantors, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and irrevocably waives to the fullest extent it may effectively do so any objection which it may now or hereafter have to the laying of venue of any such proceeding, and the Company irrevocably consents to be served with notice and service of process by delivery or by registered mail with return receipt requested addressed to FMCH at 920 Winter Street, Waltham, Massachusetts 02451-1457 (which service of process by registered mail shall be effective so long as such return receipt is obtained, or in the event of a refusal to sign such receipt any Holder or the Trustee is able to produce evidence of attempted delivery by such means). Each of the Issuer and the Guarantors further agrees that such service of process and written notice of such service to the Issuer and the Guarantors in the circumstances described above shall be deemed in every respect effective notice and service of process upon each of the Issuer and the Guarantors in any such action or proceeding. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by law. Each of the Issuer and the Guarantors agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, each of the Issuer and the Guarantors hereby agrees that any action arising out of or based on this Indenture or the Notes may also be instituted in any competent court in Germany, and it expressly accepts the jurisdiction of any such court in any such action.

Each of the Issuer and the Guarantors hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture or the Notes.

The provisions of this Section 11.7 are intended to be effective upon the execution of this Indenture without any further action by the Issuer and the Guarantors and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

SECTION 11.8No Personal Liability of Directors, Officers, Employees and Stockholders. No member of the Board of Directors, director, officer, employee, incorporator or stockholder of the Issuer, Fresenius SE, the general partner of Fresenius SE, the Company, its General Partner or the Guarantors, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability and agrees not to enforce any claim in respect of the Notes, this Indenture or the Note Guarantees to the extent that it would give rise to such personal liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 11.9Successors. All agreements of the Issuer in this Indenture and the Notes and the Guarantors in this Indenture and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.10Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement. This Indenture may be executed by manual, facsimile and pdf or other forms of electronic imaging (including, without limitation, DocuSign or AdobeSign).

SECTION 11.11Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.12Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13Currency Indemnity. The U.S. dollar (or any of its successor currencies) is the sole currency of account and payment for all sums payable by the Issuer under this Indenture. Any amount received or recovered in a currency other than the U.S. dollar in respect of the Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Guarantor, any Subsidiary or otherwise) by the Holder in respect of any sum expressed to be due to it from the Issuer will constitute a discharge of the Issuer only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Issuer will indemnify the recipient against any loss sustained by it as a result. In any event the Issuer will indemnify the recipient against the cost of making any such purchase.

For the purposes of this indemnity, it will be sufficient for the Holder to certify that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the other obligations of the Issuer, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

FRESENIUS MEDICAL CARE US FINANCE III, INC.

By:		/s/ Mark Fawcett
	Name:	Mark Fawcett
	Title:	Sr Vice President and Treasurer

FRESENIUS MEDICAL CARE AG & CO. KGaA, a partnership limited by shares and represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, its general partner

By:		/s/ Helen Giza
	Name:	Helen Giza
	Title:	Member of the Management Board

By:		/s/ Rice Powell
	Name:	Rice Powell
	Title:	Member of the Management Board

FRESENIUS MEDICAL CARE HOLDINGS, INC.

By:		/s/ Mark Fawcett
	Name:	Mark Fawcett
	Title:	Sr Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, in its capacity as Trustee

By:		/s/ Kathy L. Mitchcll
	Name:	Kathy L. Mitchcll
	Title:	Vice President

EXHIBIT A
TO THE INDENTURE

[FORM OF FACE OF NOTE]

[Global Note Legend]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[Private Placement Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

FRESENIUS MEDICAL CARE US FINANCE III, INC.

1.875% Note due 2026

CUSIP No.:

No.

FRESENIUS MEDICAL CARE US FINANCE III, INC., a Delaware corporation (the “Issuer”, which term includes any successor entity), for value received, promises to pay to Cede & Co. or its registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on December 1, 2026.

Interest Payment Dates: June 1 and December 1, commencing December 1, 2021 (long first coupon)

Record Dates: May 15 and November 15 immediately preceding the Interest Payment Dates

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: ____________________

FRESENIUS MEDICAL CARE US FINANCE III, INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities with the Guarantees endorsed thereon referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, in its capacity as Trustee

By:

Name:
Title:

FRESENIUS MEDICAL CARE US FINANCE III, INC.

1.875% Note due 2026

1.Interest. FRESENIUS MEDICAL CARE US FINANCE III, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will accrue at 1.875% per annum on the principal amount then outstanding, and be payable semi-annually in cash in arrears on each June 1 and December 1, or if any such day is not a Business Day, on the next succeeding Business Day, commencing December 1, 2021 (long first coupon), to the Holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts, from time to time on demand at the rate borne by the Notes. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.Additional Amounts. All payments made under or with respect to this Note under the Indenture or pursuant to any Note Guarantee must be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the (1) the United States, Germany, Luxembourg, the United Kingdom or any political subdivision or governmental authority thereof or therein having the power to tax, (2) any jurisdiction from or through which payment on the Notes or any Note Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (3) any other jurisdiction in which the payor is organized or otherwise considered to be a resident or engaged in business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each a “Relevant Taxing Jurisdiction”), collectively, “Taxes”, unless the Issuer, relevant Guarantor or other applicable withholding agent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Issuer, a Guarantor or other applicable withholding agent making a payment on behalf of the Issuer or a Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or any Note Guarantee, the Issuer or such Guarantor, as the case may be, will be required to pay such amount (such amount the “Additional Amounts”) as may be necessary so that the net amount (including Additional Amounts) received by each holder after such withholding or deduction (including any withholding or deduction on such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to any holder to the extent such Taxes are imposed by reason of (i) such holder or beneficial owner being considered to be or to have been connected with a Relevant Taxing Jurisdiction, other than by the acquisition, ownership, holding or disposition of this Note, the enforcement of rights under this Note or under any Note Guarantee or the receipt of payments in respect of this Note or any Note Guarantee, or (ii) such holder or beneficial owner not completing any procedural formalities that it is legally eligible to complete and are necessary for the Issuer, Guarantors or other applicable withholding agent to make or obtain authorization to make payments without such Taxes (including, without limitation, providing prior to the receipt of any payment on or in respect of this Note or any Note Guarantee a complete, correct and executed IRS Form W-8 or W-9 or substitute or successor form, as applicable, with all appropriate attachments or a comparable form required by another Relevant Taxing Jurisdiction). Further, no Additional Amounts shall be payable with respect to (i) any Tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any beneficial owner holding or owning, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Issuer or any Guarantor entitled to vote, (ii) any Tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any beneficial owner being a controlled foreign corporation that is a related person within the meaning of Section 864(d)(4) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the Issuer or any Guarantor, (iii) any Tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any beneficial owner being a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business or (iv) any United States federal tax imposed pursuant to FATCA, (v) with respect to German tax residents any Tax withheld by a German custodian, who is required to deduct the withholding tax from such interest payments, provided that this Note is held in custody with such German custodian. The Issuer or any Guarantor (as applicable) required to withhold any Taxes will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Issuer or any Guarantor (as applicable) will use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment by the Issuer or such Guarantor (as applicable) of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee.

Wherever in the Indenture, this Note or any Note Guarantee there are mentioned, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes under the Indenture or this Note, (3) interest or (4) any other amount payable on or with respect to this Note or any Note Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

At least 30 days prior to each date on which payment of principal, premium, if any, interest or other amounts on this Note is to be made (unless an obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Issuer or a Guarantor will be obligated to pay Additional Amounts with respect to any such payment, the Issuer will promptly furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Trustee or the Paying Agent to pay such Additional Amounts to the holders on the payment date. The Issuer or a Guarantor (as applicable) will pay to the Trustee or the

Paying Agent such Additional Amounts and, if paid to a Paying Agent other than the Trustee, shall promptly provide the Trustee with documentation evidencing the payment of such Additional Amounts. Copies of such documentation shall be made available to the holders upon request.

The foregoing obligations in this Paragraph 2 will survive any termination, defeasance or discharge of the Indenture. References in this Paragraph 2 to the Issuer or any Guarantor shall apply to any successor(s) thereto.

3.Method of Payment. The Issuer shall pay interest on this Note (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. The Issuer shall pay principal and interest in U.S. dollars. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.Paying Agent and Registrar. Initially, U.S. Bank National Association will act as Paying Agent and as Registrar. In the event that a Paying Agent or transfer agent is replaced, the Issuer will mail notice thereof by first-class mail to each Holder’s registered address; provided that, so long as the Notes are in global form and are held in entirety on behalf of a clearing system, or any of its participants, such notice may be given by the delivery thereof to the clearing system, and its participants, for communication by them to the entitled accountholders. The Issuer may change any Registrar without notice to the Holders. The Issuer, the Company or any of their Subsidiaries may, subject to certain exceptions, act in the capacity of Registrar or transfer agent.

5.Indenture. The Issuer issued the Notes under an Indenture, dated as of May 18, 2021 (the “Indenture”), among the Issuer, Fresenius Medical Care AG & Co. KGaA (the “Company”) and Fresenius Medical Care Holdings, Inc. (“FMCH” and together with the Company, the “Guarantors” and each a “Guarantor”) and U.S. Bank National Association (the “Trustee”), in its capacity as Trustee. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 1.875% Notes due 2026. The terms of the Notes include those stated in the Indenture and terms not defined herein shall have the meanings set forth in the Indenture. Notwithstanding anything to the contrary herein, this Note is subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.Ranking. The Notes will be general unsecured obligations of the Issuer and the Note Guarantees will be general unsecured obligations of the Guarantors.

7.Note Guarantee. As provided in the Indenture and subject to certain limitations set forth therein, the obligations of the Issuer under the Indenture and this Note are Guaranteed on a senior unsecured basis pursuant to the Note Guarantee set forth in the Indenture. The Indenture provides that a Guarantor shall be released from its Note Guarantee upon compliance with certain conditions.

8.Optional Redemption. Prior to November 1, 2026 (the “Par Call Date”) the Issuer may redeem all or, from time to time, a part of this Note, at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued interest, if any, to (but excluding) the redemption date, plus the excess of:

(a)as determined by the Calculation Agent (which shall initially be the Trustee), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would have been due if the Notes matured on the Par Call Date, excluding accrued and unpaid interest to, but not including, the date of redemption, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points; over

(b)100% of the principal amount of the Notes being redeemed.

In addition, on or after the Par Call Date, this Note may be redeemed, in whole or in part, by the Issuer, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the date of redemption.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name this Note is registered at the close of business on such record date, and no additional interest will be payable to beneficial Holders whose Notes will be subject to redemption by the Issuer.

In the case of any partial redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, and/or in compliance with the requirements of the DTC, or if such Notes are not listed, on a pro rata basis or by lot (and, in the case of Global Notes, in accordance with the applicable procedures of DTC), although no Note of $150,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Trustee, or in the case of Definitive Notes, issued in the name of the Holder thereof upon cancellation of the original Note.

9.Special Tax Redemption. The Issuer will be entitled to redeem this Note, at its option, in whole but not in part, upon not less than 10 nor more than 60 days’ notice, at 100% of the principal amount of this Note, plus accrued and unpaid interest (if any) to (but excluding) the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

(a)any change in or amendment to the laws or regulations of any Relevant Taxing Jurisdiction; or

(b)any change in or amendment to any official position regarding the application, administration or interpretation of such laws or regulations (including by virtue of a holding, judgment or order by a court of competent jurisdiction);

which change or amendment to such laws, regulations or official position is announced and becomes effective after the issuance of the Notes (or, if the applicable Relevant Taxing Jurisdiction did not become a Relevant Taxing Jurisdiction until a later date, after such later date); provided, that the Issuer determines, in its reasonable judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it; provided, further, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.

10.Minimum Outstanding Aggregate Principal Amount Redemption. If 80% or more in principal amount of the Notes then outstanding have been redeemed or purchased by the Issuer, the Company or any Subsidiary of the Company, the Issuer may, on not less than 30 nor more than 60 days' notice to the Holders redeem, at its option, the remaining Notes, in whole but not in part, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to (but excluding) the date of redemption.

11.Notice of Redemption. At least 10 days (30 days in the case of a redemption pursuant to Section 3.9 of the Indenture and paragraph 10 of the Notes) but not more than 60 days before a Redemption Date or a Tax Redemption Date, as applicable, the Issuer shall mail a redemption notice to Holders (with a copy to the Trustee) by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar; provided that, so long as the Notes are in global form and are held in entirety on behalf of a clearing system, or any of its participants, a redemption notice may be given by the delivery of such notice to the clearing system, and its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given to the accountholders on the third day after the day on which the said notice was given to the clearing system, and its participants. At the Issuer’s request made at least 45 days before the Redemption Date or a Tax Redemption Date, as applicable (or such shorter period as the Trustee in its sole discretion shall determine), the Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall deliver to the Trustee (in advance) an Officers’ Certificate requesting that the Trustee give such notice and setting forth in full the information to be stated in such notice as provided in the Indenture.

Except as set forth in the Indenture, from and after any Redemption Date or Tax Redemption Date, as the case may be, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date or Tax Redemption Date, as the case may be, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

12.Change of Control. Each Holder of the Notes, upon the occurrence of a Change of Control Triggering Event, will have the right to require that the Issuer repurchase such

Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Change of Control payment date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

13.Denominations; Form. The Global Notes are in registered global form, without coupons, in denominations of $150,000 and integral multiples of $1,000 in excess thereof.

14.Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

15.Unclaimed Funds. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all obligations of the Trustee and such Paying Agents with respect to such funds shall cease.

16.Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”), and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

17.Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

18.Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Issuer, the Guarantors and their Subsidiaries to incur or permit to subsist certain Liens and enter into certain consolidations or mergers. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

19.Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

20.Defaults and Remedies. If an Event of Default (other than an Event of Default specified in clause (6) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

21.Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

22.No Recourse Against Others. No member of the Board of Directors, director, officer, employee, incorporator or stockholder of the Issuer, Fresenius SE, the general partner of Fresenius SE, the Guarantors, or the General Partner of the Company, as such, shall have any liability for any obligations of the Issuer or any Guarantor under this Note, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting this Note waives and releases all such liability and agrees not to enforce any claim in respect of the Notes, the Indenture or the Note Guarantees to the extent that it would give rise to such personal liability. The waiver and release are part of the consideration for issuance of this Note and the Note Guarantees.

23.Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

24.Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

25.CUSIP Numbers. The Issuer will cause the CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

26.Governing Law. THIS NOTE AND THE INDENTURE, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE NOTE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT CERTAIN MATTERS CONCERNING LIMITATION THEREOF WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $[•]. The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following Such Decrease/ Increase	Notation Made by or on Behalf of Trustee
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, check the box below:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the amount: $________________

Date: _____________

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program
(or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B
TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM

RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to Section 2.7(a) of the Indenture)

Fresenius Medical Care US Finance III, Inc.

c/o U.S. Bank National Association, as Trustee

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, CT 06103

United States of America

Attention:Global Corporate Trust

Glen Fougere

RE:	1.875% Notes due 2026 (the “Notes”) of Fresenius Medical Care US Finance III, Inc.

Reference is hereby made to the Indenture dated as of May 18, 2021 (the “Indenture”) among Fresenius Medical Care US Finance III, Inc., Fresenius Medical Care AG & Co. KGaA and Fresenius Medical Care Holdings, Inc. and U.S. Bank National Association, in its capacity as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $_________ (being in a minimum amount of $150,000 and any integral multiple of $1,000 in excess thereof) principal amount of Notes beneficially held through interests in the Rule 144A Global Note (CUSIP No. 35805BAC2) with DTC in the name of ________(the “Transferor”), account number ________. The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Rule 144A Global Note be transferred or exchanged for an interest in the Regulation S Global Note (CUSIP No. U3149FAC3) in the same principal denomination and transferred to _________ (account no. ________). If this is a partial transfer, a minimum amount of $150,000 and any integral multiple of $1,000 in excess thereof of the Rule 144A Global Note will remain outstanding.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

(A)(1)the offer of the Notes was not made to a Person in the United States;

(2)either (a) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on our behalf knows that the transaction was prearranged with a buyer in the United States;

(3)no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(a) of Regulation S, as applicable; and

(4)the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

OR

(B)such transfer is being made in accordance with Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated: _____________

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address (including zip code number)

EXHIBIT C
TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM

REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE

(Transfers pursuant to Section 2.7(b) of the Indenture)

Fresenius Medical Care US Finance III, Inc.

c/o U.S. Bank National Association, as Trustee

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, CT 06103

United States of America

Attention:Global Corporate Trust

Glen Fougere

RE:1.875% Notes due 2026 (the “Notes”) of Fresenius Medical Care US Finance III, Inc.

Reference is hereby made to the Indenture dated as of May 18, 2021 (the “Indenture”) among Fresenius Medical Care US Finance III, Inc., Fresenius Medical Care AG & Co. KGaA and Fresenius Medical Care Holdings, Inc. and U.S. Bank National Association, in its capacity as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to $__________ (being in a minimum amount of $150,000 and in an integral multiple of $1,000 in excess thereof) principal amount of Notes beneficially held through interests in the Regulation S Global Note (CUSIP No. U3149FAC3) with DTC in the name of _______________ (the “Transferor”), account number _________. The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Regulation S Global Note be transferred or exchanged for an interest in the Rule 144A Global Note (CUSIP No. 35805BAC2) in the same principal denomination and transferred to ______________ (account no. ________). If this is a partial transfer, a minimum of $150,000 and any integral multiple of $1,000 in excess thereof of the Regulation S Global Note will remain outstanding.

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor knows or reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Dated: _______________

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address (including zip code number)

C-2